Exhibit 99.1

BioStem Technologies Reports Second Quarter 2026 Financial Results

Generates 29% sequential revenue growth, increasing to $7.9 million;

Raises full-year 2026 revenue guidance

Uplists to Nasdaq Capital Market

POMPANO BEACH, FL, August 12, 2026 (GLOBE NEWSWIRE) — BioStem Technologies, Inc. (Nasdaq: BSEM), a leading regenerative medicine company focused on the development, manufacturing, and commercialization of perinatal tissue allograft products, today reported financial results for the second quarter ended June 30, 2026.

Recent Corporate Highlights

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Completed the uplisting of the Company’s common stock to the Nasdaq Capital Market on August 7, 2026
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Completed a $2.5 million private placement with the Company’s first institutional investor

Recent Business Highlights

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Generated net revenue of $7.9 million for the second quarter of 2026, representing sequential growth of 29% from $6.1 million in the first quarter of 2026
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Continued to scale the commercial organization, expanding the direct sales force, integrating the CRM and ERP systems, and transitioning all major group purchasing organization (GPO) agreements to broaden access across hospital systems nationwide
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Issued eight new U.S. design patents covering fenestrated human placental allograft technology, further expanding the Company’s intellectual property portfolio

“The recent completion of our uplisting to Nasdaq was a monumental capital markets milestone for BioStem. This achievement enhances our visibility, broadens our access to institutional capital, and reflects the significant work our team has done to strengthen the foundation of the Company," said Jason Matuszewski, Chair and CEO of BioStem. "The second quarter marked a period of meaningful execution as we advanced the integration of new assets into our business, expanded our commercial organization, and strengthened the platform needed to support long-term growth. This progress, alongside our capital markets achievements, positions us well to sustained long-term growth”

Second Quarter 2026 Financial Results

Net revenue was $7.9 million, compared to $6.1 million in the first quarter of 2026 and $11.0 million in the second quarter of 2025. Revenue for the second quarter was primarily driven by Neox® and Clarix® product sales. Hospital revenue was $6.7 million compared to $5.7 million in the first quarter of 2026, and physician office revenue was $1.1 million in the second quarter compared to $0.8 million in the first quarter of 2026.

Gross profit was $4.8 million, representing a gross margin of 61%, compared to $3.8 million and 61% in the first quarter of 2026, and $10.3 million and 94% in the second quarter of 2025. The sequential increase in gross profit was driven by higher revenue, while gross margin remained flat sequentially.

Operating expenses totaled $13.2 million, compared to $12.6 million in the first quarter of 2026 and $10.2 million in the second quarter of 2025. The sequential increase was driven primarily by our expanding commercial team and infrastructure, partly offset by lower clinical trial and administrative spend.

GAAP net loss was ($9.0) million, or ($0.52) per share, compared to $10,613, or $0.00 per share, in the second quarter of 2025.

Adjusted EBITDA loss was ($4.6) million, compared to $ 2.5 million in the second quarter of 2025.

As of June 30, 2026, cash and cash equivalents totaled $7.0 million, compared to $13.7 million as of the end of the first quarter of 2026. Cash used in operations in the second quarter was $5.5 million. During the quarter, the company closed a $2.5 million private financing and resolved $5.3 million in outstanding debt through a $3.5 million cash payment and the issuance of a $1.0 million promissory note.

2026 Financial Outlook

BioStem expects its revenue for full year 2026 to be in the range of $26 million to $29 million, an increase from our prior guidance of $25 million to $29 million.

Conference Call & Webcast Information:

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Conference ID: 9695874
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North America Toll-Free: (800) 715-9871
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International Toll: +1 (646) 307-1963
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Webcast Link: https://events.q4inc.com/attendee/199151484

About BioStem Technologies, Inc. (Nasdaq: BSEM): BioStem Technologies, Inc. is a publicly traded, biomedical innovator, focused on developing, manufacturing and commercializing advanced allograft solutions derived from perinatal tissue. The company leverages its industry-leading proprietary BioRetain®, CryoTek® and SteriTek® processing technologies, designed to optimize the preservation of the natural properties of these tissues, supporting their use in clinical settings. Its allografts are used by clinicians across a wide range of specialties. With a growing portfolio of products, expanding clinical research initiatives, and a national commercial footprint, BioStem is committed to advancing innovation in regenerative medicine.

BioStem Technologies’ quality management system and standard operating procedures have been reviewed and accredited by the Association for Advancing Tissue and Biologics (“AATB”). These systems and procedures are established in compliance with current Good Tissue Practices (“cGTP”) and current Good Manufacturing Practices (“cGMP”). BioStem’s portfolio of quality brands includes its Neox®, Clarix®, VENDAJE® and American Amnion™ product lines.

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Forward-Looking Statements:

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to expectations or forecasts of future events including with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical fact. Forward-looking statements in this release include, among other things, statements regarding: the Company’s expectations regarding its financial and operational strength and diversity; the Company’s expectations regarding the benefits and integration of the acquired BioTissue assets; the Company’s expectations regarding its ability to navigate the evolving reimbursement landscape; the Company’s expectations regarding its ability to execute on its strategic plans, including expanding its salesforce; the Company’s expectations regarding second half and full year 2026 financial results; and the Company’s expectations regarding its ability to grow and the market penetration of the Company’s products.

Forward-looking statements with respect to the operations of the Company, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: the impact of any changes to the reimbursement levels for the Company’s products; significant and continuing competition, which could adversely affect the Company’s business, results of operations and financial condition; rapid technological change, which could cause the Company’s products to become outdated or obsolete, harming the Company’s ability to effectively compete; the Company’s ability to convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; the risk that the Company may be unable to successfully market its products to the end users of such products; the impact of any changes to the accounting treatment of the Company’s revenue and expenses; the Company’s ability to obtain financing on terms acceptable to it, or at all; the Company has incurred significant losses since inception and may incur losses in the future; the impact of any changes in applicable laws or regulations; the Company's accounts receivable collection risk and concentration; the Company’s ability to maintain production of its products in sufficient quantities to meet demand; and the possibility that the Company may be adversely affected by other general economic, business, and/or competitive factors. There may be additional risks about which the Company is presently unaware of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no duty to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact BioStem:
Website: www.biostemtechnologies.com
E-Mail: pr@biostemtech.com
X: @BSEM_Tech
Facebook: BioStemTechnologies

Phone: 954-380-8342

Investor Relations:

Philip Trip Taylor, Gilmartin

ir@biostemtech.com

Public Relations:

Jennifer Horton, Relevance

jennifer@relevance.com

BioStem Technologies, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	As of June 30, 2026 (Unaudited)	As of December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$6,962,492	$29,549,018
Accounts receivable, net	6,621,357	9,874,468
Inventory	4,711,775	2,877,160
Prepaid expenses and other assets	2,485,430	2,102,803
Total current assets	20,781,054	44,403,449
Long-Term Assets
Property and equipment, net	4,419,563	3,970,513
Construction-in-process	505,307	961,032
Right-of-use asset, net	220,551	327,267
Intangible assets, net	21,359,186	119,765
Goodwill	1,532,635	244,635
Total assets	$48,818,296	$50,026,661

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,457,957	$4,441,419
License fees payable	434,775	729,975
Income tax payable	-	31,512
Accrued interest	11,333	2,227,500
Operating lease liabilities	222,471	225,768
Notes payable, net of discount	1,000,000	3,000,000
Contingent consideration payable	10,000,000	-
Other current liabilities	75,808	127,406
Total current liabilities	21,202,344	10,783,580
Long-Term Liabilities
Operating lease liabilities, less current portion	1,355	105,262
Total long-term liabilities	1,355	105,262
Total liabilities	21,203,699	10,888,842

Stockholders' Equity
Series A-1 convertible preferred stock, $0.001 par value; authorized 300 shares; issued and outstanding 300 shares as of June 30, 2026 and December 31, 2025.	-	-
Series B-1 convertible preferred stock, $0.001 par value; authorized 500,000 shares; issued and outstanding 5 shares as of June 30, 2026 and December 31, 2025.	-	-
Common stock, $0.001 par value; authorized 975,000,000 shares; issued and outstanding 17,839,467 and 16,825,716 shares as of June 30, 2026 and December 31, 2025, respectively.	17,841	16,827
Additional paid-in capital	66,605,483	60,338,654
Treasury stock, 18,000 shares at cost	(43,346)	(43,346)
Accumulated deficit	(38,965,381)	(21,174,316)
Total stockholders' equity	27,614,597	39,137,819
Total liabilities and stockholders' equity	$48,818,296	$50,026,661

BioStem Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
	Three Months Ended June 30,
	2026	2025
Revenue, net	$7,899,249	$10,963,174
Cost of goods sold	3,058,588	685,177
Gross profit	4,840,661	10,277,997

Sales and marketing expenses	5,321,885	1,275,150
General and administrative expenses	6,496,530	6,871,997
Research and development expenses	733,616	1,957,352
Depreciation and amortization expense	689,317	60,739
Total operating expenses	13,241,348	10,165,238
(Loss) income from operations	(8,400,687)	112,759
Other (expense) income:
Interest income, net	23,362	64,785
Other (expense) income	(594,035)	409
Other (expense) income, net	(570,673)	65,194
Total (loss) income from operations before income taxes	(8,971,360)	177,953
Income tax expense	-	(167,340)
Net (loss) income	$(8,971,360)	$10,613

Basic net (loss) income per share attributable to common stockholders	$(0.52)	$0.00

Diluted net (loss) income per share attributable to common stockholders	$(0.52)	$0.00

Basic weighted average common shares outstanding	17,327,652	16,708,776

Diluted weighted average common shares outstanding	17,327,652	23,419,726

Non-GAAP Financial Measures:

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, which we calculate as net income less interest, taxes, depreciation and amortization, share-based compensation expense, gain on extinguishment of debt, fair value adjustment on contingent consideration and transaction related costs, to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following is a reconciliation of GAAP net (loss) income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA for each of the periods presented:

	Three Months Ended,
	June 30, 2026	June 30, 2025
Net (loss) income	$(8,971,360)	$10,613
Interest income	(23,362)	(64,785)
Depreciation and amortization	689,317	60,739
Income tax expense	-	167,340
EBITDA	(8,305,405)	173,907
Share-based compensation	2,363,577	2,335,631
Gain on extinguishment of debt	(815,250)	-
Fair value adjustment on contingent consideration	1,412,000	-
Transaction related costs	722,011	-
Adjusted EBITDA	$(4,623,067)	$2,509,538